Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Victoria’s Secret & Co., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 1, 2024

BBFIT INVESTMENTS PTE LTD

By:	/s/ Brett Blundy
	Name:	Brett Blundy
	Title:	Director

THE BB FAMILY INTERNATIONAL TRUST

By:	BBRC International Pte Limited Trustee

By:	/s/ Brett Blundy
	Name:	Brett Blundy
	Title:	Director

BBRC INTERNATIONAL PTE LIMITED

By:	/s/ Brett Blundy
	Name:	Brett Blundy
	Title:	Director

/s/ Brett Blundy
BRETT BLUNDY